United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 30, 2026

Date of Report (Date of earliest event reported)

Elite Express Holding Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-42811	99-2516128
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

23046 Avenida De La Carlota, Suite 600 Laguna Hills, CA	92653
(Address of Principal Executive Offices)	(Zip Code)

(949) 758-0650

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	ETS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed, on October 31, 2025, Elite Express Holding Inc. (the “Company”) received a deficiency letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, based upon the closing bid price of the Company’s listed security for the previous 30 consecutive business days, the Company was not in compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2), which requires listed securities to maintain a minimum bid price of $1.00 per share. The deficiency letter provided the Company with 180 calendar days, or until April 29, 2026, to regain compliance.

On April 30, 2026, the Company received a notification from Nasdaq (the “Notification”) advising that, although the Company had not regained compliance with the minimum bid price requirement, Nasdaq determined that the Company is eligible for an additional 180 calendar days, or until October 26, 2026 (the “Second Compliance Period”), to regain compliance. The Notification indicated that Nasdaq’s determination was based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on The Nasdaq Capital Market, other than the bid price requirement, and the Company’s written notice of its intention to cure the deficiency during the Second Compliance Period, if necessary, by effecting a reverse stock split.

If at any time during the Second Compliance Period the closing bid price of the Company’s listed securities is at least $1.00 per share for a minimum of 10 consecutive business days, subject to Nasdaq’s discretion under the Nasdaq Listing Rules, Nasdaq will provide written confirmation of compliance and the matter will be closed. The Notification has no immediate effect on the listing or trading of the Company’s securities on The Nasdaq Capital Market.

The Company intends to continue monitoring the bid price of its listed securities and will consider available options to regain compliance with Nasdaq Listing Rule 5550(a)(2), including, if necessary, effecting a reverse stock split at a ratio within the range previously approved by the Company’s stockholders. If the Company does not regain compliance by October 26, 2026, Nasdaq will provide written notification that the Company’s securities will be subject to delisting. Although the Company intends to use all reasonable efforts to regain compliance with Nasdaq Listing Rule 5550(a)(2), there can be no assurance that the Company will regain compliance during the Second Compliance Period or otherwise maintain compliance with Nasdaq’s continued listing requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2026

Elite Express Holding Inc.

By:	/s/ Yidan Chen
Yidan Chen
Chief Executive Officer, President and Director